©2022 GXO Logistics, Inc. | Confidential and Proprietary 1 Third Quarter 2022 Results November 8, 2022

2©2022 GXO Logistics, Inc. Disclaimer Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, adjusted net income attributable to GXO and adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue, organic revenue growth, net leverage, net debt and return on invested capital (“ROIC”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to our combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2022 adjusted EBITDA, organic revenue growth and adjusted diluted EPS reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2022 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2022 financial targets for organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow, expected incremental revenue impact of new customer contracts in 2022 and 2023; our 2022 valuation target for EBITDAR; the anticipated timing for realizing cost synergies from our acquisition of Clipper Logistics; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy in global operations by 2030, (iv) reducing greenhouse gas emissions by 30% by 2030 vs. 2019 baseline, and (v) being 100% carbon neutral by 2040. In some cases, forward-looking statements can be identified by the use of forward- looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic, including vaccine mandates; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the spin-off and uncertainties regarding the spin-off, including the risk that the spin-off will not produce the desired benefits; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward- looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3©2022 GXO Logistics, Inc. Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer Bill Fraine Chief Commercial Officer Presenters

4©2022 GXO Logistics, Inc. 3Q 2022: Highlights Revenue Organic revenue growth(1) Net income(2) Adjusted EBITDA(1) $2.3 billion 16% $63 million $192 million • New business wins expected to generate $158 million of annualized revenue. • Over $1.0 billion of new FY 2022 revenue won through 3Q(3), equivalent to 13% YoY revenue growth. • Adjusted EBITDA of $192 million compared to $162 million in 3Q 2021(1). • EPS $0.53. Adjusted EPS of $0.75 in 3Q 2022, compared to $0.56 in 3Q 2021, +34% growth(1). • Free cash flow $47 million compared to $50 million in 3Q 2021(1). • Return on invested capital well above target 30%(1). • Clipper acquisition received regulatory approval on October 4, 2022 from the UK Competition and Markets Authority; allowing integration to commence. Free cash flow(1) $47 million (1)Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (2) Net income attributable to GXO (3)Based on year-to-date FX rates Operating cash flow $116 million

5©2022 GXO Logistics, Inc. $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q 2021 Revenue Organic growth Net M&A FX 3Q 2022 Revenue 3Q 2022: Revenue growth ~16% Organic(1) ~11% Net M&A (~11%) FX ~16% Revenue growth (1)Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (In millions USD)

6©2022 GXO Logistics, Inc. $0 $10 $20 $30 $40 $50 $60 $70 $80 3Q 2021 3Q 2022 Net Income(1) $145 $150 $155 $160 $165 $170 $175 $180 $185 $190 $195 3Q 2021 3Q 2022 Adjusted EBITDA(3) 3Q 2022: Solid profit growth (In millions USD) (1)Net Income attributable to GXO (2)Third quarter 2021 net income attributable to GXO includes a positive $42 million one-time impact of tax items. (3)Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. $42(2) $63 $162 $192 $72 $30

7©2022 GXO Logistics, Inc. Recent wins and expansions 7

8©2022 GXO Logistics, Inc. $0 $100 $200 $300 $400 $500 $600 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 FY 2023 Expected 2023 revenue from contract wins $0 $200 $400 $600 $800 $1,000 $1,200 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 FY 2022 Expected 2022 revenue from contract wins New contract wins underpin 2022 and 2023 revenue growth Excludes impact to expected GXO revenue from the Clipper acquisition (1)Based off year-to-date FX rates of 1.25 GBPUSD and 1.06 EURUSD (2)Based off closing 3Q 2022 FX rates of 1.12 GBPUSD and 0.98 EURUSD $1,059(1) million $497(2) million

9©2022 GXO Logistics, Inc. Year-to-date contract wins by source Excludes revenue year-to-date from the Clipper acquisition. 50% New activity 25% Won from competitors 25% New outsourcing 9

10©2022 GXO Logistics, Inc. 40% 15% 15% 12% 10% 8% Omnichannel retail Food and beverage Technology and consumer electronics Industrial and manufacturing Consumer packaged goods Other All verticals delivered organic revenue growth in 3Q 2022 10 (1)Includes Clipper revenue. GXO revenue by vertical 3Q 2022(1)

# Resilient business model with flexible cost structure

### High revenue visibility

- ~$2.0 billion sales pipeline(1)
- $497 million of incremental revenue in 2023 from new contract wins(2)
- ~5-year average contract duration
- Mid-to-high 90s revenue retention rate since spin

### Inflation pass-through

- ~45% of revenue from 'open book' (cost-plus) contracts(3)
- Remainder of closed book/hybrid contracts typically include inflation escalators and protections

### Stable earnings structure

- High exposure to predictable contract structures
- Minimum volume guarantees
- ~68% variable costs vs. ~32% fixed costs(4)
- ~25% of total labor costs relates to third party staffing(3)

### Countercyclical FCF

- Approximately two thirds of capex relates to growth projects
- Working capital investment linked to growth

(1) Based off closing 3Q 2022 FX rates of 1.12GBPUSD and 0.98EURUSD, includes Clipper
(2) Based off closing 3Q 2022 FX rates of 1.12 GBPUSD and 0.98 EURUSD, excludes Clipper
(3) Based on 3Q 2022, includes Clipper
(4) Based on direct operating expenses, sales, general and administrative expenses and depreciation expense and based on 3Q 2022

GXO
©2022 GXO Logistics, Inc.
11

12©2022 GXO Logistics, Inc. Clipper acquisition 14% 11% Healthcare 18% Reverse logistics % of Clipper 3Q 2022 revenue • Cross-selling opportunities into new customers, geographies, verticals and services. • Cost efficiencies leveraging economies of scale and overlap. £36 million cost synergies representing ~4% of revenue expected to be delivered by end of third year post completion of acquisition. • Earnings- and cash-flow-accretive deal, reflecting asset-light business model and low cost of financing. Adding scale and expertise across geographies and verticals % of GXO 2021 revenue

13©2022 GXO Logistics, Inc. 3Q 2021 3Q 2022 Vision tech 3Q 2021 3Q 2022 Cobots 3Q 2021 3Q 2022 Goods-to-person systems 3Q 2021 3Q 2022 Total technology and automated systems 2 Accelerating automation and adaptive technology leadership ~30% of 3Q 2022 revenue is from automated sites. Excludes Clipper acquisition Clipper acquisition offers significant further technology deployment opportunity. +54% +29% +330% +43%

# 3Q Balance sheet, free cash flow and FX

## Balance sheet

**Total debt**[1]

$1,883 million

Interest:
Mostly fixed-rate borrowing

**Net debt**[2]

$1,449 million

Investment grade rated

**Expected FX translation headwind to 2023 adjusted EBITDA**[3]

~4% for each £ and €

Based off current FX rates of £/$:1.14 and €/$: 1.00

+/-1% change in £/$ or €/$ = ~$1.5 million adjusted EBITDA impact

## Free cash flow

**Cash flow from operations**

$116 million

**3Q 2021:** $105 million

**Free cash flow**[2]

$47 million

**3Q 2021:** $50 million

~50% of capex spend in last 12 months is technology

GXO

©2022 GXO Logistics, Inc.

(1)Includes finance leases and other of $192 million at September 30, 2022.
(2)Refer to the 'Non-GAAP Financial Measures' section on slide 2 and Appendix for related information
(3)Based on mid-point of 2022 adjusted EBITDA guidance

14

15©2022 GXO Logistics, Inc. FY 2022 guidance(1) reiterated CURRENT Organic revenue growth(2) 12% – 16% Adjusted EBITDA(2) $715 – $750 million Adjusted EBITDA(2) to FCF conversion ~30% Adjusted diluted EPS(2) $2.70 – $2.90 Adjusted EBITDAR(3) $1.60 – $1.65 billion (1)Our guidance reflects the acquisition of Clipper Logistics; current foreign currency exchange rates; and the deconsolidation of a 50% owned joint venture. (2)Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information (3)Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure

# GXO on track to reach ESG targets

## GXO's environmental targets

**80%** global operations using LED lighting by 2025

**2021: LED penetration at 47%**

**80%** global landfill diversion rate by 2025

**2021: 79% of waste diverted from landfill**

**30%** GHG emissions (Scopes 1&2) reduction by 2030 vs. 2019 baseline

**2021: GHG reduced 3% in absolute terms**

**100%** carbon neutral (Scopes 1&2) by 2040

**2021: GXO GHG intensity (gCO2e/$m) reduced 24%**

**50%** renewable energy globally by 2030

**2021: 22% increase in proportion of renewable energy usage in 2021**

**LEDs +15 million square feet added year-to-date** in addition to 44 million square feet deployed at end FY 2021

**Solar Panel** roll-out continued through 3Q 2022 with >5m square feet

**~70% reduction in emissions and energy costs** in sites where GXO has deployed energy-saving capabilities

Three GXO leaders honored in the **Women in Supply Chain Awards 2022**

GXO remains rated AA by MSCI in 2022, among the **highest rated of our industry peers**

MSCI ESG RATINGS AA

CCC | B | BB | BBB | A | AA | AAA

GXO

©2022 GXO Logistics, Inc.

16

17 Appendix

# GXO Logistics, Inc.
## Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
### (Unaudited)

| (In millions) | Three Months Ended September 30, 2022 | Three Months Ended September 30, 2021 | Nine Months Ended September 30, 2022 | Nine Months Ended September 30, 2021 | Nine Months Ended September 30, 2021 (Pro forma)[1] |
|---|---|---|---|---|---|
| Net income attributable to GXO | $ 63 | $ 72 | $ 151 | $ 97 | $ 106 |
| Net income attributable to noncontrolling interest | 1 | 1 | 3 | 7 | 7 |
| Net income | $ 64 | $ 73 | $ 154 | $ 104 | $ 113 |
| Interest expense, net | 6 | 5 | 19 | 16 | 20 |
| Income tax expense (benefit) | 19 | (31) | 51 | (21) | (18) |
| Depreciation and amortization expense | 89 | 85 | 242 | 259 | 259 |
| Transaction and integration costs | 14 | 29 | 57 | 82 | 82 |
| Restructuring costs and other | — | 2 | 14 | 5 | 5 |
| Unrealized gain on foreign currency options and other | — | (1) | (14) | (1) | (1) |
| Adjusted EBITDA[2] | $ 192 | $ 162 | $ 523 | $ 444 | $ 460 |
| Allocated corporate expense[3] | | | | | 29 |
| Public company standalone cost[4] | | | | | (23) |
| Pro forma adjusted EBITDA[1][2] | | | | | $ 466 |
| | | | | | |
| Revenue | $ 2,287 | $ 1,974 | $ 6,526 | $ 5,678 | $ 5,678 |
| Adjusted EBITDA margin[5] | 8.4% | 8.2% | 8.0% | 7.8% | 8.2% |

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.

(2) See the "Non-GAAP Financial Measures" section for additional information.

(3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.

(4) Estimated costs of operating GXO as a standalone public company.

(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

# GXO Logistics, Inc.
## Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA Margin
## (Unaudited)

| *(In millions)* | Three Months Ended September 30, 2022 | Three Months Ended September 30, 2021 | Three Months Ended September 30, 2021 (Pro forma)[1] | Nine Months Ended September 30, 2022 | Nine Months Ended September 30, 2021 | Nine Months Ended September 30, 2021 (Pro forma)[1] |
|---|---|---|---|---|---|---|
| Net income attributable to GXO | $ 63 | $ 72 | $ 72 | $ 151 | $ 97 | $ 106 |
| Net income attributable to noncontrolling interest | 1 | 1 | 1 | 3 | 7 | 7 |
| Net income | $ 64 | $ 73 | $ 73 | $ 154 | $ 104 | $ 113 |
| Interest expense, net | 6 | 5 | 5 | 19 | 16 | 20 |
| Income tax expense (benefit) | 19 | (31) | (31) | 51 | (21) | (18) |
| Amortization expense | 21 | 16 | 16 | 48 | 44 | 44 |
| Transaction and integration costs | 14 | 29 | 29 | 57 | 82 | 82 |
| Restructuring costs and other | — | 2 | 2 | 14 | 5 | 5 |
| Unrealized gain on foreign currency options and other | — | (1) | (1) | (14) | (1) | (1) |
| Adjusted EBITA[2] | $ 124 | $ 93 | $ 93 | $ 329 | $ 229 | $ 245 |
| Depreciation expense[3] | | | 2 | | | 15 |
| Allocated corporate expense[4] | | | — | | | 29 |
| Public company standalone cost[5] | | | — | | | (23) |
| Pro forma adjusted EBITA[1][2] | | | $ 95 | | | $ 266 |
| | | | | | | |
| Revenue | $ 2,287 | $ 1,974 | $ 1,974 | $ 6,526 | $ 5,678 | $ 5,678 |
| Adjusted EBITA margin[6] | 5.4% | 4.7% | 4.8% | 5.0% | 4.0% | 4.7% |

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.
(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

## GXO Logistics, Inc.
## Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share
## (Unaudited)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| *(Dollars in millions, shares in thousands, except per share amounts)* | 2022 | 2021 | 2022 | 2021 |
| Net income attributable to GXO | $ 63 | $ 72 | $ 151 | $ 97 |
| Amortization expense | 21 | 16 | 48 | 44 |
| Transaction and integration costs | 14 | 29 | 57 | 82 |
| Restructuring costs and other | — | 2 | 14 | 5 |
| Unrealized gain on foreign currency options and other | — | (1) | (14) | (1) |
| Income tax associated with the adjustments above(1) | (9) | (11) | (20) | (27) |
| Discrete and other tax-related adjustments(2) | — | (42) | — | (42) |
| Adjusted net income attributable to GXO(3) | $ 89 | $ 65 | $ 236 | $ 158 |
| | | | | |
| Adjusted basic earnings per share(3) | $ 0.75 | $ 0.57 | $ 2.03 | $ 1.37 |
| Adjusted diluted earnings per share(3) | $ 0.75 | $ 0.56 | $ 2.02 | $ 1.36 |
| | | | | |
| Weighted-average shares outstanding: | | | | |
| Basic | 118,621 | 114,629 | 116,508 | 114,627 |
| Diluted | 119,065 | 115,529 | 117,107 | 115,527 |
| | | | | |
| Aggregated tax of all non-tax related adjustments reflected above: | | | | |
| Amortization expense | $ (4) | $ (4) | $ (11) | $ (9) |
| Transaction and integration costs | (4) | (7) | (9) | (17) |
| Restructuring costs and other | — | — | (3) | (1) |
| Unrealized gain on foreign currency options and other | (1) | — | 3 | — |
| Total income tax associated with the adjustments above | $ (9) | $ (11) | $ (20) | $ (27) |

(1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes. A portion of the transaction costs is not deductible.

(2) Initial recognition of a deferred tax asset in connection with the spin-off.

(3) See the “Non-GAAP Financial Measures” section for additional information.

GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of Cash Flows from Operating Activities to Free Cash Flow: Three Months Ended September 30, Nine Months Ended September 30, (In millions) 2022 2021 2022 2021 Net cash provided by operating activities $ 116 $ 105 $ 316 $ 251 Payment for purchases of property and equipment (85) (61) (239) (180) Proceeds from sale of property and equipment 16 6 22 8 Free Cash Flow(1) $ 47 $ 50 $ 99 $ 79 (1) See the “Non-GAAP Financial Measures” section for additional information. Reconciliation of Revenue to Organic Revenue: Three Months Ended September 30, Nine Months Ended September 30, (In millions) 2022 2021 2022 2021 Revenue $ 2,287 $ 1,974 $ 6,526 $ 5,678 Revenue from acquired business (239) — (319) — Revenue from deconsolidation — (23) (20) (68) Foreign exchange rates 222 — 465 — Organic revenue(1) $ 2,270 $ 1,951 $ 6,652 $ 5,610 Revenue growth(2) 15.9% 14.9% Organic revenue growth(1)(3) 16.4% 18.6% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Revenue growth is calculated as the change in year-over year revenue growth, expressed as a percentage of 2021 revenue. (3) Organic revenue growth is calculated as the change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of Net Debt: (In millions) September 30, 2022 Shor-term debt $ 94 Long-term debt 1,789 Total Debt $ 1,883 Less: Cash and cash equivalents 434 Net debt $ 1,449 Reconciliation of Net Leverage: (In millions) September 30, 2022 Net debt $ 1,449 Trailing twelve months adjusted EBITDA(1) $ 690 Net Leverage(1) 2.1x (1) See the “Non-GAAP Financial Measures” section for additional information.

Nine Months Ended September 30, Year Ended December 31, Trailing Twelve Months Ended September 30, (In millions) 2022 2021 2021 2022 Net income attributable to GXO $ 151 $ 97 $ 153 $ 207 Net income attributable to noncontrolling interest 3 7 8 4 Net income $ 154 $ 104 $ 161 $ 211 Interest expense, net 19 16 21 24 Income tax expense (benefit) 51 (21) (8) 64 Depreciation and amortization expense 242 259 335 318 Transaction and integration costs 57 82 99 74 Restructuring costs and other 14 5 4 13 Unrealized gain on foreign currency options and other (14) (1) (1) (14) Adjusted EBITDA(1) $ 523 $ 444 $ 611 $ 690 (1) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Reconciliation of Net Income to Trailing Twelve Months Adjusted EBITDA (Unaudited)

GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of Net Debt: (In millions) June 30, 2022 Shor-term debt $ 84 Long-term debt 1,801 Total Debt $ 1,885 Less: Cash and cash equivalents 384 Net debt $ 1,501 Reconciliation of Net Leverage: (In millions) June 30, 2022 Net debt $ 1,501 Trailing twelve months adjusted EBITDA(1) $ 660 Net Leverage(1) 2.3x (1) See the “Non-GAAP Financial Measures” section for additional information.

Six Months Ended June 30, Year Ended December 31, Trailing Twelve Months Ended June 30, (In millions) 2022 2021 2021 2022 Net income attributable to GXO $ 88 $ 25 $ 153 $ 216 Net income attributable to noncontrolling interest 2 6 8 4 Net income $ 90 $ 31 $ 161 $ 220 Interest expense, net 13 11 21 23 Income tax expense (benefit) 32 10 (8) 14 Depreciation and amortization expense 153 174 335 314 Transaction and integration costs 43 53 99 89 Restructuring costs and other 14 3 4 15 Unrealized gain on foreign currency options and other (14) — (1) (15) Adjusted EBITDA(1) $ 331 $ 282 $ 611 $ 660 (1) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Reconciliation of Net Income to Trailing Twelve Months Adjusted EBITDA (Unaudited)

Nine months ended September 30, Year Ended December 31, Trailing Twelve Months Ended September 30, (In millions) 2022 2021 2021 2022 (Pro forma)(1) Adjusted EBITA(1)(2) $ 329 $ 266 $ 374 $ 437 Cash paid for income taxes (74) (38) (75) (111) Adjusted EBITA(1)(2), net of taxes paid $ 255 $ 228 $ 299 $ 326 (1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate. (2) See the “Non-GAAP Financial Measures” section for additional information. (In millions) September 30, 2022 Total Equity $ 2,599 Plus: Debt 1,883 Less: Cash and Cash equivalents 434 Less: Goodwill 2,603 Less: Intangible assets, net 576 Invested Capital $ 869 Ratio of Return on Invested Capital(1)(2) 37.5% (1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Return on Invested Capital (Unaudited)

## GXO Logistics, Inc.
## Reconciliation of Net Income to Trailing Twelve Months Pro forma Adjusted EBITA
## (Unaudited)

| (In millions) | Nine Months Ended September 30, 2022 | Nine Months Ended September 30, 2021 (Pro forma)[1] | Year Ended December 31, 2021 | Trailing Twelve Months Ended September 30, 2022 |
|---|---|---|---|---|
| Net income attributable to GXO | $ 151 | $ 106 | $ 162 | $ 207 |
| Net income attributable to noncontrolling interest | 3 | 7 | 8 | 4 |
| Net income | $ 154 | $ 113 | $ 170 | $ 211 |
| Interest expense, net | 19 | 20 | 25 | 24 |
| Income tax expense (benefit) | 51 | (18) | (5) | 64 |
| Amortization expense | 48 | 44 | 61 | 65 |
| Transaction and integration costs | 57 | 82 | 99 | 74 |
| Restructuring costs and other | 14 | 5 | 4 | 13 |
| Unrealized gain on foreign currency options and other | (14) | (1) | (1) | (14) |
| Adjusted EBITA[2] | $ 329 | $ 245 | $ 353 | $ 437 |
| Depreciation expense[3] | | 15 | 15 | — |
| Allocated corporate expense[4] | | 29 | 29 | — |
| Public company standalone cost[5] | | (23) | (23) | — |
| Pro forma adjusted EBITA[1][2] | | $ 266 | $ 374 | $ 437 |

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.

(2) See the “Non-GAAP Financial Measures” section for additional information.

(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.

(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.

(5) Estimated costs of operating GXO as a standalone public company.

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